                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           PhotoElectron Corporation
              (Name of Registrant as Specified In Its Certificate)

                           PhotoElectron Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                           PHOTOELECTRON CORPORATION

                                  TO BE HELD
                                 MAY 17, 2000

To the Stockholders of Photoelectron Corporation:

  We are pleased to notify you that the Annual Meeting of Stockholders (the "Meeting") of Photoelectron Corporation (the "Company") will be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421, on Wednesday, May 17, 2000 at 11:00 a.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

    1) To elect a Board of three Directors to hold office until the next annual meeting and until the election and qualification of their respective successors;

    2) To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under such plan from 541,775 to 1,041,775;

    3) To approve an amendment to the the Company's Articles of Organization to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000 and to reduce the number of authorized shares of preferred stock from 7,500,000 to 2,500,000;

    4) To approve of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company; and

    5) To consider and act upon all other matters which may properly come before the Meeting or any adjournment or adjournments thereof.

  The Board of Directors has set the close of business on Wednesday, April 5, 2000, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

  Your Proxy is enclosed. You are cordially invited to attend the Meeting. If you do not expect to be present and wish your shares to be voted, you are requested to fill in, date, sign, and mail the enclosed Proxy promptly. A return envelope with prepaid postage if mailed in the United States is enclosed for your convenience. If you attend the Meeting, your Proxy will be returned to you upon request to the Clerk.

                                          By order of the Board of Directors,

                                          /s/ William O. Flannery

                                          William O. Flannery, Esq.
                                          Clerk

Lexington, Massachusetts
April 24, 2000

PHOTOELECTRON CORPORATION
5 Forbes Road
Lexington, MA 02421
(781) 861-2069

                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        Lexington, Massachusetts 02421
                                (781) 861-2069

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2000

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Photoelectron Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421, on Wednesday, May 17, 2000 at 11:00 a.m. and at any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 24, 2000.

  Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein, FOR the approval of an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under such plan from 541,775 to 1,041,775, FOR the approval of an amendment to the Company's Articles of Organization to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000 and to reduce the number of authorized shares of preferred stock from 7,500,000 to 2,500,000, and FOR the approval of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company. If a stockholder specifies a different choice on the proxy, such stockholder's shares of common stock will be voted in accordance with such specifications.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Clerk of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Meeting, or by attending the Meeting and voting in person.

  The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock held in their respective names.

  Copies of the 1999 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement. The Annual Report contains the financial statements of the Company for the fiscal years ended January 1, 2000 and January 2, 1999.

                               VOTING SECURITIES

  At April 7, 2000, there were 7,843,454 shares of common stock outstanding and no shares of preferred stock outstanding.

  Only stockholders of record at the close of business on April 5, 2000 have the right to receive notice of and to vote at the Meeting and any adjournments thereof. Each share of common stock entitles the holder thereof to one vote. Under the Massachusetts Business Corporation Law, the presence, in person or by proxy, of stockholders holding a majority in interest of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast.

Proposal I. Election of Directors

  It is intended that, unless otherwise indicated thereon, the proxies received will be voted in favor of the election of the three persons named below to serve as Directors until the next annual meeting of stockholders and until their successors shall be elected and qualified. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of Directors to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. Unless otherwise indicated on the enclosed Proxy Card, the votes represented by any proxy may be voted at the discretion of the person or persons voting the proxy. The three nominees receiving a plurality of the votes cast by the stockholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

  The following table sets forth the name and age (as of the date of the Meeting) of the Directors, their principal occupations at present, the positions and offices, if any, held by each Director with the Company in addition to the position as a Director, and the period during which each has served as a Director of the Company.

                                                                        First
                                          Principal Occupation -       Elected
              Name               Age          Position Held            Director
              ----               ---      ----------------------       --------
 Peter M. Nomikos...............  68 Chairman of the Board and Chief     1989
                                     Executive Officer of the
                                     Company
 George N. Hatsopoulos, Ph.D. ..     Chairman emeritus of Thermo
                                  73 Electron Corporation                1989
                                     President and Chief Executive
                                     Officer of Wellington
                                     Consultants, Inc. and
 Roger D. Wellington............  73 Wellington Associates, Inc.         1989

               BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS

  Peter M. Nomikos has served as Chairman of the Board and Chief Executive Officer of the Company since its founding in 1989 and had served as President and Treasurer of the Company from its founding in 1989 until he voluntarily resigned from those positions in March 1999. Mr. Nomikos was co-founder of Thermo Electron Corporation ("Thermo Electron") where he was a director until 1976. For the past 30 years, Mr. Nomikos has resided in London and has been involved in maritime shipping as Managing Director of Nomikos (London) Ltd. He devotes on average approximately 150 hours per month (or roughly two-thirds of his professional time) to directing the overall business activities of the Company in the U.S. and abroad. Approximately one-third of Mr. Nomikos's professional time is devoted to his other professional activities, including those relating to PYC Corporation, the owner of more than 5% of the Company's common stock. PYC is a Liberian corporation owned by members of Mr. Nomikos's immediate family.

  George N. Hatsopoulos, Ph.D. has served as a Director of the Company since its founding in 1989. Dr. Hatsopoulos is a founder of Thermo Electron Corporation and served as its chairman and chief executive officer since its founding in 1956 until his retirement as CEO in June 1999, and as chairman in December of that year. He resigned as a director of Thermo Electron in March 2000. Dr. Hatsopoulos is a part-time employee of Thermo Electron and is currently organizing an incubator for bioengineering businesses. Dr. Hatsopoulos is also a member of the Company's Audit Committee.

  Roger D. Wellington has served as a Director of the Company since its founding in 1989. Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and Wellington Associates, Inc., international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served for more than five years as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is also a director of Thermo Electron and Thermo Fibergen Inc. Mr. Wellington serves as Chairman of the Company's Audit Committee.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF PETER M. NOMIKOS, GEORGE N. HATSOPOULOS, PH.D. AND ROGER D. WELLINGTON AS DIRECTORS.

                        GENERAL INFORMATION RELATING TO
                            THE BOARD OF DIRECTORS

The Board of Directors

  The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held nine meetings in the fiscal year ended January 1, 2000. Each member of the Board of Directors attended all meetings of the Board and all meetings held by all Committees of the Board on which he served during the fiscal year ended January 1, 2000. It is anticipated that immediately following the Meeting, the Board of Directors will hold its Annual Meeting of the Board of Directors.

Committees of the Board of Directors

  The Company had no nominating or compensation committees of the Board of Directors or committees performing similar functions during the year ended January 1, 2000.

  The Board of Directors has an Audit Committee, which has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee has the responsibility to review annually the qualifications of the Company's independent certified public accountants, make recommendations to the Board of Directors concerning the selection of the accountants and review the planning, fees and results of the accountants' audit. The current members of the Audit Committee are Messrs. Hatsopoulos and Wellington. The Audit Committee held two meetings during the fiscal year ended January 1, 2000.

Compensation of Directors

  Outside Directors of the Company currently receive an annual stipend of $2,000, a fee of $1,000 per regular or special meeting of the Board of Directors attended in person (together with reimbursement of reasonable travel expenses), a fee of $500 per each such meeting participated in by means of conference telephone arrangements and a fee of $500 per any regular or special meeting of any committee of the Board of Directors, whether attended in person or participated in by conference telephone arrangements (together, in the event not coincident with a meeting of the Board of Directors, with reimbursement of reasonable travel expenses). Directors who are employees of the company receive no compensation as members of the Board of Directors.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules.

  The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2000 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's common stock (assuming conversion of all outstanding warrants and convertible debt),
(ii) each current Director and nominee for election as Director, (iii) all current executive officers of the Company and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to this table, the Company believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

                                       Amount and Nature of
Name and Address of Beneficial Owner  BeneficialOwnership(1) Percent of Class(1)
------------------------------------  ---------------------- -------------------
Peter M. Nomikos....................        4,424,595(2)            47.0%
George N. Hatsopoulos, Ph.D.........           27,000(3)               *
Roger D. Wellington.................           27,000(4)               *
Euan S. Thomson.....................            6,385(5)               *
Gerald J. Bojas.....................           13,600(6)               *
Charles Vecoli......................              --                   *
Thermo Electron Corporation.........          833,861               10.6%
 81 Wyman Street
 Waltham, MA 02254
PYC Corporation.....................        3,637,735(7)            40.0%
 c/o Aegeus Shipping Co., Ltd.
 TANPY Building
 17-19 Akti Miaouli
 Piraeus 185 35 Greece
All directors and executive officers
 as a group (6 persons).............        4,498,580(8)            47.5%

--------
*  Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Shares subject to exercisable options and shares issuable upon conversion of convertible debt or exercise of outstanding warrants are shown in the footnotes to this table, if applicable. The persons named in this table have voting and investment power with respect to all shares of common stock shown as owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table.
(2) Includes 80,000 shares subject to exercisable options granted by the Company, and 235,000 shares issuable upon conversion of convertible debt. Includes 2,377,735 shares and 1,260,000 shares issuable upon exercise of outstanding warrants owned by PYC Corporation, of which Mr. Nomikos is the President. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Includes 300 shares owned by Petronome Corporation. Mr. Nomikos has been granted investment power and the authority to vote such shares by Petronome Corporation.
(3) Includes 14,500 shares subject to exercisable options granted by the Company. Excludes any shares owned by Thermo Electron, as to which Dr. Hatsopoulos disclaims beneficial ownership.

(4) Includes 14,500 shares subject to exercisable options granted by the Company.
(5) Includes 5,800 shares subject to exercisable options granted by the Company.
(6) Includes 12,600 shares subject to exercisable options granted by the Company.
(7) Includes 1,260,000 shares issuable upon exercise of outstanding warrants.
(8) Includes a total of 1,622,400 shares which may be acquired within 60 days of March 31, 2000 pursuant to options, warrants, and convertible debt held by all directors and officers as a group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and holders of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 1, 2000, its Directors, executive officers and holders of more than 10% of the Company's common stock complied with all applicable Section 16(a) reporting requirements, except that (i) a Form 5 report for Euan S. Thomson was filed approximately 31 days late; (ii) a Form 5 report for Gerald
J. Bojas was filed approximately 31 days late; and (iii) a Form 3 report for Charles Vecoli was filed approximately 43 days late.

                            EXECUTIVE COMPENSATION

  The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other executive officers of the Company for services rendered in all capacities to the Company during fiscal 1999, 1998 and 1997:

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation           Long-Term Compensation
                               -------------------------- -----------------------------------
                                                                    Awards            Payouts
                                                          --------------------------- -------
                                             Other Annual                 Securities          All Other
                                               Compen-      Restricted    Underlying   LTIP    Compen-
   Name and Principal          Salary  Bonus    sation    Stock Award(s) Options/SARs Payouts  sation
        Position          Year   ($)    ($)      ($)           ($)           (#)        ($)      ($)
          (a)             (b)    (c)    (d)      (e)           (f)           (g)        (h)      (i)
   ------------------     ---- ------- ----- ------------ -------------- ------------ ------- ---------
Peter M. Nomikos (1)....
 Chairman of the Board    1999   --     --       --            --              --       --        --
 and Chief Executive      1998   --     --       --            --          100,000      --        --
 Officer                  1997   --     --       --            --              --       --        --

Euan S. Thomson (2) ....  1999 154,181  --       --            --           75,000      --     43,536(3)
 President and Chief      1998   --     --       --            --            1,000      --        --
 Operating Officer        1997   --     --       --            --            1,000      --        --

Gerald J. Bojas.........  1999 107,188  --       --            --            9,000      --      4,053(4)
 Chief Financial Officer  1998 101,866  --       --            --            4,000      --      3,855(4)
 and Treasurer            1997 81,031   --       --            --           15,000      --      2,717(4)

Charles A. Vecoli (5)...  1999 42,192   --       --            --           25,000      --        288(6)
 Vice President-          1998   --     --       --            --              --       --        --
 Marketing                1997   --     --       --            --              --       --        --

--------
(1) Mr. Nomikos elected to waive his compensation during the fiscal years ending January 1, 2000, January 2, 1999 and January 3, 1998 to conserve the Company's cash position. Although Mr. Nomikos devotes substantial time to the business of the Company, he is also engaged in other business activities through a London-based company.
(2) Dr. Thomson was elected President and Chief Operating Officer of the Company in March 1999. From January 1999 to March 1999, Dr. Thomson served as Managing Director of Photoelectron (Europe) Limited, the Company's European subsidiary. Prior to 1999, Dr. Thomson served as a consultant to the Company.
(3) Includes $41,288 paid by the Company to Dr. Thomson for his relocation expenses and tax reimbursement, $1,600 for preparation of his 1999 tax return and $648 for premiums on group term life insurance.
(4) Includes $3,189, $3,008 and $1,991 paid by the Company to Mr. Bojas's 401(K) plan in 1999, 1998 and 1997, respectively, and $864, $847 and $726 paid by the Company for premiums on group term life insurance in 1999, 1998 and 1997, respectively. Mr. Bojas was hired as Chief Financial Officer of the Company in February 1997 and was elected Treasurer of the Company in March 1999.
(5) Mr. Vecoli was elected Vice President-Marketing in December 1999. From August 1999 to December 1999, Mr. Vecoli served as the Company's Product Manager.
(6) Represents payments made by the Company on group term life insurance in 1999.

                              OPTIONS/SAR GRANTS

  The following table sets forth certain information regarding stock appreciation rights and individual gains of stock options made during the last fiscal year to the named executive officers:

                                         Individual Grants
                         -------------------------------------------------
                                                                               Potential
                                                                           Realizable Value
                                                                              At Assumed
                           Number      Percent Of                           Annual Rates Of  Alternative To
                             Of          Total                                Stock Price     (f) and (g):
                         Securities     Options/                           Appreciation For    Grant Date
                         Underlying       SARs                                Option Term         Value
                          Options/      Granted     Exercise Of            ----------------- ---------------
                            SARs'     To Employees  Base Price  Expiration                     Grant Date
          Name           Granted (#) In Fiscal Year   ($/Sh)       Date     5% ($)  10% ($)  Present Value $
          (a)                (b)          (c)           (d)        (e)       (f)      (g)          (h)
          ----           ----------- -------------- ----------- ---------- -------- -------- ---------------
Peter M. Nomikos........        0            0%          --           --        --       --        --
Euan S.Thomson..........   25,000          9.7%        $3.19      3/26/06   112,216  155,410       --
                           50,000         19.5%        $2.81     12/17/06   197,698  273,795       --
Gerald J. Bojas.........    4,000          1.6%        $2.13      5/10/06    11,960   16,564       --
                            5,000          1.9%        $2.81     12/17/06    19,770   27,379       --
Charles A. Vecoli.......   15,000          5.8%        $2.56       8/2/06    54,033   74,830       --
                           10,000          3.9%        $2.81     12/17/06    39,540   54,759       --

                     AGGREGATED OPTIONS/SAR EXERCISES AND
                      FISCAL YEAR END OPTIONS/SAR VALUES

  The following table sets forth certain information regarding stock option exercises during the fiscal year ended January 1, 2000 and stock options held at such year end by the named executive officers:

                                                   Number of
                                                  Securities
                                                  Underlying           Value of Unexercised
                                                  Unexercised              In-the-Money
                          Shares               Options at Fiscal         Options at Fiscal
                         Acquired                  Year End                 Year End(1)
                            on     Value   ------------------------- -------------------------
          Name           Exercise Received Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------- ----------- ------------- ----------- -------------
Peter M. Nomikos........   --       --       57,500       90,000         --           --
Euan S. Thomson.........   --       --          600       76,400         --           --
Gerald J. Bojas.........   --       --        8,800       19,200        $750         $750
Charles A. Vecoli.......   --       --          --        25,000         --           --

--------
(1) Based on the fiscal year ended closing price of the common stock of $2.50 per share, less the option exercise price.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are Peter M. Nomikos, Euan S. Thomson, Ph.D. and Gerald J. Bojas. For a description of the background of Mr. Nomikos, see "Background of Nominees for Election as Directors."

  Dr. Thomson, age 37, has served as the President and Chief Operating Officer of the Company since March 1999. Dr. Thomson has worked with the Company for the last five years, advising the Company on aspects of product development before taking up his position as Managing Director of Photoelectron (Europe) Limited. Prior to joining the Company on a full-time basis, Dr. Thomson was the head of the Radiotherapy Department at the Norfolk and Norwich Hospital in the United Kingdom. Dr. Thomson is recognized throughout the world as an expert in radiotherapy treatment and has worked extensively as a consultant and adviser to manufacturers of radiotherapy products in Europe and the United States. Dr. Thomson has also worked as a scientific and management consultant to many hospitals, specializing in precision radiotherapy techniques.

  Mr. Bojas, age 63, has served as the Chief Financial Officer of the Company since March 1997 and Treasurer of the Company since March 1999. Prior to joining the Company, from 1992 to 1996, Mr. Bojas was Treasurer and Corporate Controller of MediSense, Inc. He also was the Chief Financial Officer of MediSense, Inc. from 1990 to 1991. From 1981 to 1990, Mr. Bojas was the Corporate Controller of Compugraphic Corporation.

  Mr. Vecoli, age 42, has served as Vice President-Marketing for the Company since December 1999, having initially joined the Company as Product Manager in August 1999. Prior to joining the Company, Mr. Vecoli held the position of Product Manager of Radiation Therapy Products at Radionics. From 1989 to 1998, Mr. Vecoli held various positions with the Scanalytics Division of CSPI, developers of biological imaging and analysis software, where his most recent role was General Manager.

                            [GRAPH TO APPEAR--DTP]


                                1/29/97    12/97    12/98    12/99
                                -------    -----    -----    -----
PHOTOELECTRON CORPORATION         100       113       51       40
NASDAQ STOCK MARKET (U.S.)        100       123      173      312
NASDAQ HEALTH SERVICES            100       102       86       71

--------
* The performance graph above compares the percentage change in the Company's total shareholder return on its common stock from January 29, 1997, the effective date of the Company's initial public offering, with the cumulative total return of the Nasdaq Stock Market-US Index and the Nasdaq Health Services Index from December 31, 1996 through December 31, 1999, based upon an assumed $100 investment in the Company's common stock and in the stocks comprising each such index as of December 31, 1996 and reinvestment of all dividends. The stock prices on the performance graph above are not necessarily indicative of future stock price performance.

                    COMPENSATION AND INSIDER PARTICIPATION

  The entire Board of Directors was responsible for determining the compensation of executive officers during fiscal 1999. Mr. Nomikos, the Company's Chairman of the Board and Chief Executive Officer, waived his compensation for fiscal year 1999.

                         BOARD OF DIRECTORS REPORT ON
                            EXECUTIVE COMPENSATION

  Decisions regarding cash compensation paid and stock options granted to the Company's executive officers were made by the full Board of Directors.

Executive Compensation Policy

  The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During fiscal year 1999, the Company's compensation program consisted of base salary and incentive bonuses. No bonuses were awarded to any executive officers of the Company for fiscal year 1999. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties.

  Base Salary. Base salaries for the Company's executive officers are set annually. During fiscal 1999, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, the Company's financial performance as compared with the prior year, and general economic factors.

  Stock Options. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company utilizes certain administrative resources of Thermo Electron on an as-need basis without a formal contract and is charged at actual cost for such services. These resources include legal advice and services, certain employee benefit administration, tax advice and preparation, and space allocation and utilities. The Company paid $6,093 in 1999 for these services. George N. Hatsopoulos, Ph.D. and Roger D. Wellington, both whom are directors of the Company, are also both directors of Thermo Electron.

  The Company is also provided with certain services by Thermo Power Corporation, a wholly-owned subsidiary of Thermo Electron. These services include data processing services, administrative services, and machine shop services, and are charged to the Company at actual cost. The Company paid $147,315 in 1999 for these services. As of January 1, 2000, $7,284 was payable to Thermo Power Corporation and was included in accounts payable in the accompanying consolidated balance sheets.

  On May 13, 1992, the Company entered into a $4,500,000 8% Convertible Subordinated Demand Note and Warrant Purchase Agreement (the "1992 Debt Agreement") with Mr. Peter M. Nomikos. These notes are convertible into common stock on demand at a conversion price of $3.00. The Company borrowed $4,252,000 in the form of a demand loan with detachable warrant purchase rights under this agreement, of which $705,000 is still outstanding. At January 1, 2000, the Company is not aware of any intention by Mr. Peter M. Nomikos of converting these debentures into shares of the Company's common stock. The accrued interest is convertible into common stock at a conversion price equal to the average fair market value of the Company's common stock on the first ten days of trading of the fiscal quarter in which the interest to be converted accrued.

  All warrant purchase rights under the 1992 Debt Agreement have been assigned to PYC Corporation. Each warrant is exercisable upon issuance and allows the holder to purchase one share of common stock at $3.00. At January 1, 2000, warrants to purchase 810,000 shares of the Company's common stock were outstanding under the 1992 Debt Agreement. These remaining warrants expire as follows: 575,000 on September 29, 2000 and 235,000 on January 27, 2002. All warrants purchased by PYC Corporation have been accounted for as capital in excess of par value--common stock.

  In November 1999, the Company entered into a loan agreement with PYC Corporation. Under the agreement, PYC Corporation established a $2.25 million line of credit to be used by the Company for working capital purposes. Any amounts drawn under the line of credit accrue interest at a rate equal to 8% per year. In addition, the Company agreed to issue to PYC Corporation warrants to purchase one share of the Company's common stock for each $5.00 drawn by the Company under the line of credit. As of April 7, 2000, the Company had drawn down $2,250,000 under the line of credit and had issued to PYC Corporation warrants for the purchase of 450,000 shares of the Company's common stock. The warrants were issued to PYC Corporation in eleven installments with an average exercise price of approximately $3.29.

Proposal II. Amendment of Equity Incentive Plan

  The Board of Directors has adopted an amendment to the Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan"), subject to approval by the stockholders, to increase the number of shares of common stock covered by the Equity Incentive Plan to an aggregate of 1,041,775 shares. As of April 7, 2000, stock options exercisable for 554,417 shares of common stock were outstanding pursuant to the Equity Incentive Plan. The following is a summary of the material provisions of the Plan.

  On July 17, 1996, the Board of Directors of the Company adopted the Equity Incentive Plan for employees, officers, Directors and consultants of the Company and its subsidiaries, and recommended approval of the plan by the stockholders. The Equity Incentive Plan provides for grants of incentive stock options to employees (including officers) of the Company, and for grants of non-qualified stock options to such employees as well as to Directors and consultants of the Company and its subsidiaries. In addition, persons eligible to receive non-qualified stock options can be awarded shares of common stock and given the opportunity to purchase shares of common stock. On May 27, 1998, the stockholders of the copy approved an amendment to the Equity Incentive Plan whereby the number of shares of common stock covered by the Plan was increased from 266,775 to 541,775.

  The Equity Incentive Plan is administered by the Board of Directors of the Company, which may delegate any or all of its responsibilities to a Committee of two or more Board members who, if the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), must qualify as non-employee directors within the meaning of Rule 16b-3 adopted pursuant to the Exchange Act. The plan administrator determines the recipients and terms of all stock rights granted under the plan, including in the case of all options, the option price. Except in the case of some incentive stock options, as described below, the term of all options granted under the plan may not exceed ten years.

  Special rules apply to incentive stock options. The exercise price of all incentive stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of the common stock of the Company on the date of grant. If an incentive stock option is granted to an optionee who owns stock representing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price of the option must equal at least 110% of the fair market value of the common stock on the date of grant and the maximum term of the option cannot exceed five years. No incentive stock option may be transferred by the optionee other than by will or the laws of descent and distribution, and should the holder of an incentive stock option cease to be employed by the Company and any of its subsidiaries, he or she (or his or her estate, personal representative or beneficiary in the event of death) will no longer be able to exercise the option to the extent of the shares not exercisable upon termination of employment, and will have a limited period of time after termination of employment within which to exercise the option (in general, three months in the case of termination other than by reason of disability or death, one year in the event of disability, and 180 days in the event of death, unless the option expires earlier by its terms).

  At the request of an optionee, the plan administrator can take whatever action is necessary to convert such optionee's incentive stock options into non-qualified options. Also, an optionee's rights with respect to options and other rights granted under the Equity Incentive Plan are to be appropriately adjusted when certain events occur, such as a stock dividend or split, a recapitalization, or a merger or sale of assets.

  The Board of Directors of the Company has the authority to amend or terminate the Equity Incentive Plan provided that, in general, no amendment may alter or impair the rights of a grantee under any option previously granted without the grantee's consent and stockholder approval must be obtained within 12 months before or after the Board adopts a resolution authorizing certain actions, including the extension of the expiration date of the Equity Incentive Plan or the increase in the number of shares reserved for issuance under the Equity Incentive Plan. Unless sooner terminated, the Equity Incentive Plan will terminate on July 16, 2006.

  The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of common stock underlying options granted under the Equity Incentive Plan.

  The Board of Directors believes it is in the interest of the Company and its stockholders to adopt the proposed amendment to the Equity Incentive Plan. The increase in shares available for issuance under the Equity Incentive Plan will assist the Company to continue to attract and retain key personnel and to strengthen the identity of such personnel's interest with those of the Company's stockholders. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN.

Proposal III. Amendment to Articles of Organization to Increase the Authorized
           Common Stock and Reduce the Authorized Preferred Stock

  The Board of Directors has recommended an amendment to the Company's Articles of Organization to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000 and to reduce the number of authorized shares of preferred stock from 7,500,000 to 2,500,000. The approval of the holders of a majority of the shares of common stock outstanding, voting in person or by proxy, is required to approve this proposal.

  The Company is currently exploring alternatives for raising financing to fund the Company's operations, including through the sale of equity securities or debt securities convertible into equity securities. The primary reason for the proposed increase in the number of authorized shares of common stock would be to facilitate any such sale of securities.

  As of April 7, 2000, there were 7,843,454 shares of common stock outstanding, stock options exercisable for 554,417 shares of common stock outstanding pursuant to the Equity Incentive Plan, stock options exercisable for 282,100 shares of common stock outstanding pursuant to the Company's 1989 Stock Option Plan, warrants exercisable for 1,260,000 shares of common stock outstanding and convertible debt convertible into 235,000 shares of common stock (not including accrued interest) outstanding pursuant to the 1992 Debt Agreement. In addition, the $2,250,000 note issued to PYC Corporation in connection with the November 1999 loan agreement is convertible into the Company's common stock, at PYC Corporation's option, when the loan matures in May 2000.

  The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of the Company's stock outstanding.

  The primary reason for reducing the number of authorized shares of preferred stock while increasing the number of authorized shares of common stock is to prevent the Company's having to pay to the Commonwealth of Massachusetts additional franchise taxes as a result of the proposed increase in the number of authorized shares of common stock. The Board of Directors believes that the number of authorized shares of preferred stock, as so reduced, will be adequate should the Company in the future determine that it is necessary or desirable to issue preferred stock. The Board of Directors does not have any present intention to issue any shares of preferred stock.

  If the stockholders approve the amendment, it will become effective upon filing of an amendment to the Company's Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK AND TO REDUCE THE AMOUNT OF AUTHORIZED SHARES OF PREFERRED STOCK.

Proposal IV. Ratification of Selection of Auditors

  The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 30, 2001. Arthur Andersen LLP served as the Company's auditors for fiscal year 1999. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting, it must be received by the Company at 5 Forbes Road, Lexington, Massachusetts 02421, Attention: John
J. Crowley, no later than December 1, 2000.

                                 ANNUAL REPORT

  A copy of the Company's 1999 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling John J. Crowley at 5 Forbes Road, Lexington, Massachusetts 02421, telephone (781) 861-2069, or by e-mail at info@photoelectron.com.

                                OTHER BUSINESS

  The Board of Directors is not aware of any matters to come before the Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the meeting in the discretion of the person or persons named in the enclosed form of proxy.

                                          By order of the Board of Directors

Lexington, Massachusetts
April 24, 2000

                           PHOTOELECTRON CORPORATION
                 5 Forbes Road, Lexington, Massachusetts 02421
          Proxy for the Annual Meeting of Stockholders - May 17, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Euan S. Thomson and Gerald J. Bojas and each of them, as proxy or proxies for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, and 4), all of the shares of Common Stock, par value $.01 per share, of Photoelectron Corporation standing in the name of the undersigned on April 5, 2000, at the Annual Meeting of Stockholders of Photoelectron Corporation to be held on Wednesday May 17, 2000 at 11:00 a.m., and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      (Continued, and to be marked, dated and signed, on the other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                           PHOTOELECTRON CORPORATION

                                 May 17, 2000


--------------------------------------------------------------------------------

A[X] Please mark you
     votes as in this
     example using
     dark ink only.

                       Vote FOR all nominees
                             at right
                       (except as withheld in         Vote WITHHELD
                          the space below)          from all nominees

ITEM 1. Election                [ ]                         [ ]
        of
        Directors

WITHHELD FOR: (Write that nominee's name in the space provided below)

--------------------------------

NOMINEES:
  Peter M. Nomikos
  George N. Hatsopoulos, Ph.D.
  Roger D. Wellington

                                             FOR  AGAINST  ABSTAIN
ITEM 2. APPROVAL OF AMENDMENT TO THE         [ ]    [ ]      [ ]
        1996 EQUITY INCENTIVE PLAN.

ITEM 3. APPROVAL OF AMENDMENT TO THE         [ ]    [ ]      [ ]
        ARTICLES OF ORGANIZATION.

ITEM 4. APPOINTMENT OF INDEPENDENT PUBLIC    [ ]    [ ]      [ ]
        ACCOUNTANTS.

ITEM 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
        UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
        THE MEETING.




Signature(s)                                  Date:                 , 2000
            ---------------------------------      -----------------

-----------------------------------------------
(Additional Signature if held jointly)

Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.